Exhibit 10.2

Exhibit A to PROMISSORY NOTE
RATE CONVERSION AGREEMENT

Qualified Financial Contract

Borrower:	WILD ANIMAL SAFARI, INC., a Georgia corporation 1300 Oak Grove Road Pine Mountain, GA 31822	Hedge Provider:	ARC Fixed Rate Provider 600 Luckie Drive, Suite 405 Birmingham, AL 35223 ARC@southstatebank.com

This Rate Conversion Agreement (this "***Agreement***") date as of 09/08/2026, between ARC Fixed Rate Provider ("***Fixed Rate Provider***") and WILD ANIMAL SAFARI, INC., a Georgia corporation ("***Borrower***").

PRELIMINARY STATEMENTS

Borrower has signed a promissory note dated as of 08/26/2026 in the principal amount of **$1,300,000.00** (the "***Note***") in connection with a loan agreement (the "***Loan Agreement***") dated as of the same date between Borrower and Cendera Bank ("***Bank***").

Interest under the Note is calculated at a rate per annum (the "***Note Rate***") equal to a variable rate identified in the Note plus a spread of 2.70% (the "***Spread***").

The transaction under this Agreement (the "*Transaction*"), taken together with the Note, is intended to allow Borrower to make a payment equivalent to interest calculated at a fixed rate of 7.350% per annum (the "*Fixed Rate*") on the outstanding principal amount specified in the Note for each Payment Period (defined below) from 09/01/2026 **until 9/1/2033, (the "*Rate Conversion Maturity Date*"), despite the variable nature of the Note Rate. However, any language in the Note that refers to a floor or minimum rate for the variable index is not part of the Transaction, and the economic effect of such language is not hedged by this Agreement.**

This Agreement is considered a Qualified Financial Contract ("QFC") by the Federal Deposit Insurance Corporation ("FDIC") and by the Courts. The Agreement terms are typical terms for an interest rate swap, placing the agreement within the statutory definition of a QFC. The statutory definition of QFC includes five categories of contracts and allows for the FDIC to include additional contracts. A QFC is "any securities contract, commodity contract, forward contract, repurchase agreement, **swap agreement**, and any similar agreement that the FDIC determines by regulation, resolution, or order to be a qualified financial contract. 12 U.S.C. § 1821(e)(8)(D)(i).

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1. The Transaction. For each payment period specified in Schedule I attached hereto ("***Payment Period***") through the Rate Conversion Maturity Date, the following payment shall be made on the payment date shown in Schedule I ("***Payment Date***") corresponding to that Payment Period. The payment amounts will be determined by Fixed Rate Provider.

(i) If the Note Rate is greater than the Fixed Rate, Fixed Rate Provider will pay Borrower the excess of interest calculated at the Note Rate on the notional principal amount shown in Schedule I for the Payment Period over interest calculated at the Fixed Rate for the same amount and period; or

(ii) If the Fixed Rate is greater than the Note Rate, Borrower will pay Fixed Rate Provider the excess of interest calculated at the Fixed Rate on the notional principal amount shown in Schedule I for the Payment Period over interest calculated at the Note Rate for the same amount and period.

Section 2. Payments. Unless Fixed Rate Provider notifies otherwise, cash flows between the parties and related communications will be handled by Bank, acting as servicing agent for Fixed Rate Provider. Payments made to Bank and identified as payments in respect of the Transaction will be considered as payments hereunder. This will result in the Bank generating a single payment notice to Borrower based on the Fixed Rate and Borrower making a single payment based on the Fixed Rate to the Bank, as shown in Schedule I.

Section 3. Collateral. Borrower's obligations under this Agreement will be secured by the collateral securing Borrower's obligations under the Loan Agreement and the Note.

Section 4. Prepayment; Termination.

(a) **Prepayment**. Upon (i) Borrower's full or partial prepayment of principal under the Note (and Borrower agrees that any single partial prepayment must be no less than $100,000.00, or the entire principal amount of the Note if the principal then outstanding on the Note is less than $100,000.00), or (ii) Borrower's borrowing of less than the full amount of principal stated in the Note (each such event, a "***Prepayment Event***"), the notional principal amount for each Payment Period in Schedule I will automatically be reduced by the same amount as the reduction in the corresponding principal amount under the Note.

(b) **Termination.** If any of the following events (each, a "***Termination Event***") has occurred and is then continuing with respect to a party ("***Non-Performing Party***"), then the other party ("***Performing Party***") may, by not less than three Business Days' notice to Non-Performing Party, terminate the Transaction in full. "Business Day" has the meaning set forth in Schedule I.

(i) Borrower Termination Events:

a. Failure to Pay. Borrower fails to make, when due, any payment under this Agreement, if not remedied on or before the shortest cure period (however defined or described, including absence of a cure period or a cure period of zero days) for payment default under the Note.

b. Default under Note. A default, event of default or other similar condition or event (however described) in respect of Borrower occurs under the Loan Agreement or the Note.

c. Misrepresentation. Any material misrepresentation by Borrower in this Agreement.

(ii) Fixed Rate Provider Termination Events:

a. Failure to Pay. Fixed Rate Provider fails to make, when due, any payment under this Agreement before the third Business Day after notice of failure is provided.

b. Bankruptcy. Fixed Rate Provider (1) has a resolution passed for its winding-up, dissolution or liquidation (except under a consolidation, merger or similar event); (2) becomes insolvent or is unable to pay its debts; or (3) seeks or becomes subject to appointment of a provisional liquidator, conservator, receiver, trustee, custodian or similar official for it or all or substantially all its assets.

Section 5. Early Unwind Amount.

(a) Early Unwind Amount. The Early Unwind Amount will be calculated by Fixed Rate Provider for any Prepayment Event or by Performing Party or its agent for any Termination Event (in each case acting in good faith and in a commercially reasonable manner) as of the date of the Prepayment Event or Termination Event (the "***Early Unwind Date***"). The Early Unwind Amount represents the loss of bargain and the loss of protection against future risks for the parties and is not a penalty.

(b) Definitions. For purposes of this Section 5, the terms specified below are defined as follows:

"***Early Unwind Amount***" means (i) the Future Amount (whether positive or negative), *plus* (ii) the Unpaid Amounts owed by Borrower to Fixed Rate Provider, *minus* (iii) the Unpaid Amounts owed by Fixed Rate Provider to Borrower, *plus* (iv) $800 administrative fee paid by Borrower to Fixed Rate Provider if the amount of notional principal prepaid is less than the full amount of the notional principal amount then outstanding.

"***Unpaid Amounts***" owed by a party means amounts that became payable by the party under Section 1 on or prior to the Early Unwind Date of the Transaction and remain unpaid on the Early Unwind Date, together with any interest accrued on that obligation.

"***Future Amount***" means the amount calculated by Fixed Rate Provider for any Prepayment Event or by Performing Party for any Termination Event, as follows:

(i) For each Payment Period from the Early Unwind Date through the Rate Conversion Maturity Date, the amount of interest that would have accrued for that Payment Period at the Initial Swap Rate on: (x) the amount by which the

notional principal is automatically reduced for a Prepayment Event or (y) the entire notional principal for a Termination Event.

(ii) For each Payment Period from the Early Unwind Date through the Rate Conversion Maturity Date, the amount of interest that would have accrued for that Payment Period at the Final Swap Rate on: (x) the amount by which the notional principal is automatically reduced for a Prepayment Event or (y) the entire notional principal for a Termination Event.

(iii) Subtract, for each Payment Period, the amount calculated in paragraph (ii) above from the amount calculated in paragraph (i) above, which will result in periodic amounts from the Early Unwind Date to the Rate Conversion Maturity Date.

(iv) Calculate the net present value of the periodic amounts determined in paragraph (iii) above using the Final Swap Rate as the discount factor.

"Initial Swap Rate" means the rate of interest established at the time of execution of this Agreement and stated on Schedule I.

"Final Swap Rate" means a single rate of interest reasonably established by Fixed Rate Provider (or, if Fixed Rate Provider is in default, by Borrower or its agent), at the Early Unwind Date, to result in a reasonable breakage fee consistent with the economics of the Transaction. The Final Swap Rate will be based on interest rates applicable in the market for the period from the Early Unwind Date to the Rate Conversion Maturity Date.

(c) Payment. If the Early Unwind Amount is a positive number, Borrower will pay such amount to Fixed Rate Provider; if it is a negative number, Fixed Rate Provider will pay the absolute value of such amount to Borrower (*provided that* if a Borrower default, event of default or other similar condition or event (howsoever described) has occurred under the Note and Borrower has assigned to Bank payment of the Early Unwind Amount owed to Borrower, then Fixed Rate Provider will pay such amount to Bank). In each case, payment of the Early Unwind Amount must be made in U.S. dollars no later than two Business Days after Performing Party's notice of such amount.

Section 6. Default Interest. A party that defaults in the performance of any payment obligation will, as permitted by law, be required to pay interest (before as well as after termination of the Transaction or judgment) on the overdue amount, on demand, for the period from (and including) the due date for payment to (but excluding) the date of payment, at the Note Rate plus 5%.

Section 7. Representations and Warranties. Each party represents to the other party on the date of this Agreement and at all times until the termination of the Transaction and full payment of all amounts due under this Agreement, that: (a) it is properly organized, validly existing and in good standing under the laws of its jurisdiction, it has authority to perform its obligations under this Agreement, and all required governmental and other consents with respect to the Transaction and this Agreement are effective and complied with; (b) performance of this Agreement does not violate or conflict with its constitutional documents or any legal or governmental order, judgment or restriction, and its obligations under this Agreement are legal, valid and binding; (c) no Termination Event has occurred and is continuing, and no existing, pending or threatened legal proceeding against it or any affiliate would affect the enforceability or its performance under this Agreement; (d) all information furnished by it is materially true, accurate and complete; (e) based on its or its advisors' evaluation (and not that of the other party or the other party's affiliates or representatives), it has made its own independent determination to enter into, and as to the appropriateness of, the Transaction and this Agreement; (f) it is capable of understanding and assessing the merits of (and understands and accepts) their terms, conditions and risks; (g) it is acting for its own account; (h) the other party (and each affiliate and representative of the other party) is not acting as a fiduciary for or an advisor to it in connection with the Transaction or this Agreement; and (i) it is not a federal, state, county or local government or government agency, an employee benefit plan (whether private or governmental), or an endowment.

Section 8. Covenants. Borrower covenants to maintain all governmental and other consents required to be obtained by it with respect to the Transaction and this Agreement, and comply with all applicable laws and orders if failure to comply would impair its ability to perform its obligations under the Transaction or this Agreement.

Section 9. Illegality. If, due to any change in law (including a court or government agency interpretation) after the date of this Agreement, it becomes unlawful to maintain or perform any obligations under this Agreement or the Transaction, either party may terminate the Transaction. Fixed Rate Provider will determine a payment amount, and such amount shall be paid, as if the Transaction were terminated under Section 5.

Section 10. Disclaimers. Unless otherwise provided in this Agreement, obligations under this Agreement and the Transaction are separate from and independent of the Note and Loan Agreement. Terms of the Note shall not be deemed to apply to this Agreement or the Transaction unless expressly provided. Except as provided in Sections 4 and 5, the Transaction may only be terminated before the

Rate Conversion Maturity Date upon mutual agreement of the parties. Nothing in this Section 10 will affect any set-off rights or limit the right to terminate the Transaction or calculate an Early Unwind Amount under Sections 4 and 5.

Section 11. Borrower Eligibility and Compliance.

(a) Borrower is not a "financial entity," as defined under the Commodity Exchange Act, as amended, and is entering into this arrangement with Fixed Rate Provider to hedge risk associated with variability of the interest rate under the Note and not to speculate in interest rates or invest or trade in financial instruments.

(b) Borrower will generally meet its financial obligations under this Agreement with cash flow from operations or other readily available financial resources. On the date of this Agreement, Borrower is an "eligible contract participant" within the meaning of the Commodity Exchange Act, as amended. Borrower represents and warrants to Fixed Rate Provider that Borrower is not an issuer of securities registered or required to be registered under the Securities and Exchange Act of 1934, as amended, and is not required to file reports under such Act. Borrower understands that it is entitled to have the Transaction cleared on a derivative clearinghouse approved by the U.S. Commodity Futures Trading Commission (***"CFTC"***) and elects not to have this Transaction cleared through such a clearinghouse. Borrower understands that some aspects of non-centrally cleared hedges (including the Transaction) are riskier than cleared hedges.

(c) Reporting.

(i) Fixed Rate Provider will act as the reporting counterparty for the Transaction in compliance with the CFTC's regulations. Fixed Rate Provider must report both parties' Legal Entity Identifier (LEI) (the LEI is an alphanumeric identifier unique to each party that will identify the party for its lifetime), as well as other data about the Transaction, to a swap data repository monitored by the CFTC. Borrower understands that pricing information and other terms of the Transaction (but not the identity of the parties) may be made public.

(ii) Borrower must obtain an LEI and provide such LEI to Fixed Rate Provider. Borrower and Fixed Rate Provider agree as follows:

1. Borrower requests that Fixed Rate Provider obtain a LEI on its behalf.
2. In connection with this request, Borrower acknowledges and agrees that (1) Borrower authorizes Fixed Rate Provider (and all authorized personnel of Fixed Rate Provider) to apply for an LEI on its behalf and to perform all duties required in connection therewith, including but not limited to completing or issuing any and all authorizations, declarations of intent, or documentation required by Local Operational Units ("LOUs") in connection with such application and responding to any additional inquiries or requests for evidence of Borrower's authorization, (2) to the extent any such authorizations, declarations of intent, or documentation require signature of Borrower, Borrower authorizes Fixed Rate Provider to execute such authorizations, declarations of intent or documentation on its behalf, and (3) Borrower certifies that the person (or persons) executing this Agreement is authorized to grant to the Fixed Rate Provider permission to apply for Borrower's LEI as described in (1).
3. Fixed Rate Provider will be responsible for the cost of obtaining the LEI.
4. Borrower, and not Fixed Rate Provider, will maintain its LEI, as required by applicable CFTC rules, including annual renewals and any other continuing obligations related to maintaining its LEI not explicitly identified in this Agreement.

(d) Borrower will notify Fixed Rate Provider promptly if any of the information under or provided in connection with this Section 11 is no longer accurate. Borrower will notify Fixed Rate Provider of any corporate or similar event no later than the day after the event.

Section 12. Expenses. Unless otherwise provided in this Agreement, Non-Performing Party will hold harmless and indemnify, on demand, Performing Party for and against all reasonable out-of-pocket expenses (including legal fees) incurred by Performing Party by reason of the enforcement and protection of its rights under this Agreement or by reason of termination of the Transaction under Section 5, including, but not limited to, costs of collection.

Section 13. Transfer; Assignment. Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred or assigned (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that (i) either party may make such a transfer or assignment of this Agreement to the surviving entity of a consolidation, merger or similar event, or to the transferee of all or substantially all its assets (but without prejudice to any other right or remedy under this Agreement), and (ii) either party may assign all or any part of any Early Unwind Amount (and interest accrued thereon) payable to it. Any purported

transfer that is not in compliance with this Section 13 will be void and may be treated by the non-transferring party as if the Transaction were terminated because of a Termination Event with respect to the transferring party.

Notwithstanding anything contained in this Section 13, if Borrower's obligations under the Loan Agreement or the Note or its interest in any collateral securing such obligations are sold, assigned or otherwise transferred to any lawful purchaser, assignee or transferee, Borrower may, with Fixed Rate Provider's written consent, assign, sell, or transfer, without recourse, its rights and obligations in or under this Agreement (and any collateral securing such obligations) to such purchaser, assignee or transferee. Furthermore, if the Borrower's obligation under the Loan Agreement or the Note is repaid in full, Borrower may, with Fixed Rate Providers written consent apply the benefit of this Agreement to another note between the Borrower and the Bank ("New Note") to allow the Borrower to make a payment equivalent to interest calculated at the Fixed Rate despite the variable nature of any New Note.

Section 14. Notices. All notices and other communications to a party in connection with this Agreement will be given in writing (including by facsimile or email) at the address supplied in writing by such party to the other party. Notices and other communications will be effective upon delivery.

Section 15. Legal Proceedings.

(a) Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the state law governing the Loan Agreement. Each party irrevocably submits to the non-exclusive jurisdiction of the courts of such state and any federal courts identified therein and waives any objections thereto.

(b) Waiver of Jury Trial. Each party waives, to the fullest extent permitted by law, any right it may have to trial by jury relating to the Transaction or this Agreement.

(c) Waiver of Immunities. To the fullest extent permitted by law, each party irrevocably (i) waives immunity to which it or its assets may be entitled, on the grounds of sovereignty or similar grounds, from (A) suit, (B) jurisdiction of any court, (C) injunctive relief, specific performance or recovery of property, (D) attachment of assets and (E) execution or enforcement of judgment and (ii) agrees that it will not claim such immunity in any proceedings.

Section 16. Miscellaneous.

(a) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing and executed by each of the parties.

(b) Remedies Cumulative; No Waiver. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law. A failure or delay in their exercise will not be presumed to operate as a waiver, and a single or partial exercise will not be presumed to preclude any subsequent or further exercise.

(c) Sharing of Information. Borrower authorizes the Bank to share with ARC Fixed Rate Provider reports, financial statements or other information that Bank receives from Borrower and reasonably requested by ARC Fixed Rate Provider, or as required for ARC Fixed Rate Provider to perform its obligations under this Agreement.

[*Signature page follows*]

SOUTHSTATE BANK, N.A.
d/b/a ARC Fixed Rate Provider

DocuSigned by:
By: Ed Menjivar
C71F915E777E44F...
Name: Ed Menjivar
Title:

WILD ANIMAL SAFARI, INC., a Georgia corporation

Signed by:
By: Geoff Gannon
ACC7E51187F24D0...
Name: Geoff Gannon
Title: President

Cendera Bank agrees to and acknowledges its role as servicing agent, in accordance with Section 2.

Cendera Bank

Signed by:
By: Ross Edmiston
457B839A52BF46B...
Name: Ross Edmiston
Title: SVP

Docusign Envelope ID: 9C561AD2-DF2C-8373-817C-D2A3862DF4B6

Schedule I

Initial Swap Rate: **4.650%** (Act/360 day count, against CME 1-month term SOFR)

However, in the event that CME 1-month term SOFR is discontinued, or is no longer published, or any government authority having jurisdiction over Fixed Rate Provider states that CME 1-month term SOFR may no longer be used, then Fixed Rate Provider may substitute another benchmark index as endorsed from time to time by International Swaps and Derivatives Association Board Benchmark Committee.

Payment Dates: The 1st day of each month, commencing on 10/1/2026.

Business Day Convention: Any payment due on a day other than a Business Day will be payable on the next Business Day. "Business Day" means any day on which the Federal Reserve Bank of New York is settling payments.

Initial Swap Rate	**4.650%**
Spread	**2.700%**
Fixed Rate	**7.350%**
Fixed Payment	**$9,570.06**
Starting Notional	**$1,300,000.00**
Day convention	**360**
Amortization term (mo)	**300**

	Payment Period		Payment Date	Principal Outstanding	End of Period Reduction	Interest Payment	Total Payment
	From	To					
1	9/1/26	10/1/26	10/1/26	$1,300,000.00	$1,607.56	$7,962.50	$9,570.06
2	10/1/26	11/1/26	11/1/26	$1,298,392.44	$1,352.32	$8,217.74	$9,570.06
3	11/1/26	12/1/26	12/1/26	$1,297,040.12	$1,625.69	$7,944.37	$9,570.06
4	12/1/26	1/1/27	1/1/27	$1,295,414.43	$1,371.17	$8,198.89	$9,570.06
5	1/1/27	2/1/27	2/1/27	$1,294,043.26	$1,379.85	$8,190.21	$9,570.06
6	2/1/27	3/1/27	3/1/27	$1,292,663.41	$2,180.34	$7,389.72	$9,570.06
7	3/1/27	4/1/27	4/1/27	$1,290,483.07	$1,402.38	$8,167.68	$9,570.06
8	4/1/27	5/1/27	5/1/27	$1,289,080.69	$1,674.45	$7,895.61	$9,570.06
9	5/1/27	6/1/27	6/1/27	$1,287,406.24	$1,421.86	$8,148.20	$9,570.06
10	6/1/27	7/1/27	7/1/27	$1,285,984.38	$1,693.41	$7,876.65	$9,570.06
11	7/1/27	8/1/27	8/1/27	$1,284,290.97	$1,441.57	$8,128.49	$9,570.06
12	8/1/27	9/1/27	9/1/27	$1,282,849.40	$1,450.70	$8,119.36	$9,570.06
13	9/1/27	10/1/27	10/1/27	$1,281,398.70	$1,721.50	$7,848.56	$9,570.06
14	10/1/27	11/1/27	11/1/27	$1,279,677.20	$1,470.77	$8,099.29	$9,570.06
15	11/1/27	12/1/27	12/1/27	$1,278,206.43	$1,741.05	$7,829.01	$9,570.06
16	12/1/27	1/1/28	1/1/28	$1,276,465.38	$1,491.10	$8,078.96	$9,570.06
17	1/1/28	2/1/28	2/1/28	$1,274,974.28	$1,500.54	$8,069.52	$9,570.06
18	2/1/28	3/1/28	3/1/28	$1,273,473.74	$2,030.04	$7,540.02	$9,570.06
19	3/1/28	4/1/28	4/1/28	$1,271,443.70	$1,522.89	$8,047.17	$9,570.06
20	4/1/28	5/1/28	5/1/28	$1,269,920.81	$1,791.80	$7,778.26	$9,570.06
21	5/1/28	6/1/28	6/1/28	$1,268,129.01	$1,543.87	$8,026.19	$9,570.06
22	6/1/28	7/1/28	7/1/28	$1,266,585.14	$1,812.23	$7,757.83	$9,570.06
23	7/1/28	8/1/28	8/1/28	$1,264,772.91	$1,565.11	$8,004.95	$9,570.06
24	8/1/28	9/1/28	9/1/28	$1,263,207.80	$1,575.01	$7,995.05	$9,570.06
25	9/1/28	10/1/28	10/1/28	$1,261,632.79	$1,842.56	$7,727.50	$9,570.06

26	10/1/28	11/1/28	11/1/28	$1,259,790.23	$1,596.64	$7,973.42	$9,570.06
27	11/1/28	12/1/28	12/1/28	$1,258,193.59	$1,863.63	$7,706.43	$9,570.06
28	12/1/28	1/1/29	1/1/29	$1,256,329.96	$1,618.54	$7,951.52	$9,570.06
29	1/1/29	2/1/29	2/1/29	$1,254,711.42	$1,628.79	$7,941.27	$9,570.06
30	2/1/29	3/1/29	3/1/29	$1,253,082.63	$2,406.61	$7,163.45	$9,570.06
31	3/1/29	4/1/29	4/1/29	$1,250,676.02	$1,654.33	$7,915.73	$9,570.06
32	4/1/29	5/1/29	5/1/29	$1,249,021.69	$1,919.81	$7,650.25	$9,570.06
33	5/1/29	6/1/29	6/1/29	$1,247,101.88	$1,676.95	$7,893.11	$9,570.06
34	6/1/29	7/1/29	7/1/29	$1,245,424.93	$1,941.84	$7,628.22	$9,570.06
35	7/1/29	8/1/29	8/1/29	$1,243,483.09	$1,699.85	$7,870.21	$9,570.06
36	8/1/29	9/1/29	9/1/29	$1,241,783.24	$1,710.61	$7,859.45	$9,570.06
37	9/1/29	10/1/29	10/1/29	$1,240,072.63	$1,974.62	$7,595.44	$9,570.06
38	10/1/29	11/1/29	11/1/29	$1,238,098.01	$1,733.94	$7,836.12	$9,570.06
39	11/1/29	12/1/29	12/1/29	$1,236,364.07	$1,997.34	$7,572.72	$9,570.06
40	12/1/29	1/1/30	1/1/30	$1,234,366.73	$1,757.55	$7,812.51	$9,570.06
41	1/1/30	2/1/30	2/1/30	$1,232,609.18	$1,768.68	$7,801.38	$9,570.06
42	2/1/30	3/1/30	3/1/30	$1,230,840.50	$2,533.76	$7,036.30	$9,570.06
43	3/1/30	4/1/30	4/1/30	$1,228,306.74	$1,795.91	$7,774.15	$9,570.06
44	4/1/30	5/1/30	5/1/30	$1,226,510.83	$2,057.69	$7,512.37	$9,570.06
45	5/1/30	6/1/30	6/1/30	$1,224,453.14	$1,820.30	$7,749.76	$9,570.06
46	6/1/30	7/1/30	7/1/30	$1,222,632.84	$2,081.44	$7,488.62	$9,570.06
47	7/1/30	8/1/30	8/1/30	$1,220,551.40	$1,844.99	$7,725.07	$9,570.06
48	8/1/30	9/1/30	9/1/30	$1,218,706.41	$1,856.67	$7,713.39	$9,570.06
49	9/1/30	10/1/30	10/1/30	$1,216,849.74	$2,116.86	$7,453.20	$9,570.06
50	10/1/30	11/1/30	11/1/30	$1,214,732.88	$1,881.82	$7,688.24	$9,570.06
51	11/1/30	12/1/30	12/1/30	$1,212,851.06	$2,141.35	$7,428.71	$9,570.06
52	12/1/30	1/1/31	1/1/31	$1,210,709.71	$1,907.28	$7,662.78	$9,570.06
53	1/1/31	2/1/31	2/1/31	$1,208,802.43	$1,919.35	$7,650.71	$9,570.06
54	2/1/31	3/1/31	3/1/31	$1,206,883.08	$2,670.72	$6,899.34	$9,570.06
55	3/1/31	4/1/31	4/1/31	$1,204,212.36	$1,948.40	$7,621.66	$9,570.06
56	4/1/31	5/1/31	5/1/31	$1,202,263.96	$2,206.20	$7,363.86	$9,570.06
57	5/1/31	6/1/31	6/1/31	$1,200,057.76	$1,974.70	$7,595.36	$9,570.06
58	6/1/31	7/1/31	7/1/31	$1,198,083.06	$2,231.81	$7,338.25	$9,570.06
59	7/1/31	8/1/31	8/1/31	$1,195,851.25	$2,001.32	$7,568.74	$9,570.06
60	8/1/31	9/1/31	9/1/31	$1,193,849.93	$2,013.99	$7,556.07	$9,570.06
61	9/1/31	10/1/31	10/1/31	$1,191,835.94	$2,270.07	$7,299.99	$9,570.06
62	10/1/31	11/1/31	11/1/31	$1,189,565.87	$2,041.10	$7,528.96	$9,570.06
63	11/1/31	12/1/31	12/1/31	$1,187,524.77	$2,296.48	$7,273.58	$9,570.06
64	12/1/31	1/1/32	1/1/32	$1,185,228.29	$2,068.56	$7,501.50	$9,570.06
65	1/1/32	2/1/32	2/1/32	$1,183,159.73	$2,081.65	$7,488.41	$9,570.06
66	2/1/32	3/1/32	3/1/32	$1,181,078.08	$2,577.10	$6,992.96	$9,570.06
67	3/1/32	4/1/32	4/1/32	$1,178,500.98	$2,111.14	$7,458.92	$9,570.06
68	4/1/32	5/1/32	5/1/32	$1,176,389.84	$2,364.68	$7,205.38	$9,570.06
69	5/1/32	6/1/32	6/1/32	$1,174,025.16	$2,139.46	$7,430.60	$9,570.06
70	6/1/32	7/1/32	7/1/32	$1,171,885.70	$2,392.27	$7,177.79	$9,570.06
71	7/1/32	8/1/32	8/1/32	$1,169,493.43	$2,168.15	$7,401.91	$9,570.06
72	8/1/32	9/1/32	9/1/32	$1,167,325.28	$2,181.87	$7,388.19	$9,570.06
73	9/1/32	10/1/32	10/1/32	$1,165,143.41	$2,433.56	$7,136.50	$9,570.06
74	10/1/32	11/1/32	11/1/32	$1,162,709.85	$2,211.08	$7,358.98	$9,570.06
75	11/1/32	12/1/32	12/1/32	$1,160,498.77	$2,462.01	$7,108.05	$9,570.06
76	12/1/32	1/1/33	1/1/33	$1,158,036.76	$2,240.66	$7,329.40	$9,570.06
77	1/1/33	2/1/33	2/1/33	$1,155,796.10	$2,254.84	$7,315.22	$9,570.06
78	2/1/33	3/1/33	3/1/33	$1,153,541.26	$2,975.65	$6,594.41	$9,570.06
79	3/1/33	4/1/33	4/1/33	$1,150,565.61	$2,287.94	$7,282.12	$9,570.06

80	4/1/33	5/1/33	5/1/33	$1,148,277.67	$2,536.86	$7,033.20	$9,570.06
81	5/1/33	6/1/33	6/1/33	$1,145,740.81	$2,318.48	$7,251.58	$9,570.06
82	6/1/33	7/1/33	7/1/33	$1,143,422.33	$2,566.60	$7,003.46	$9,570.06
83	7/1/33	8/1/33	8/1/33	$1,140,855.73	$2,349.40	$7,220.66	$9,570.06
84	8/1/33	9/1/33	9/1/33	$1,138,506.33	$1,138,506.33	$7,205.79	$1,145,712.12
85	9/1/33			$0.00			

Exhibit 1 - Prepayment Event Example Scenario

Initial balance:	$ 1,300,000
Amortization Term (yrs):	25.00
Commitment Term:	7.00
Initial Hedge Rate:	4.65%
Fixed Rate to Borrower:	7.35%
Starting Date:	9/1/26

Prepayment Hedge Rate vs. Initial Hedge Rate

Remaining Term	3.900%	4.150%	4.40%	4.65%	4.90%	5.1500%	5.400%	Prepayment Hedge Rate
7yrs	($57,196)	($37,818)	($18,755)	$0	$18,451	$36,604	$54,464	
6yrs	($49,461)	($32,740)	($16,254)	$0	$16,025	$31,826	$47,404	
5yrs	($41,570)	($27,547)	($13,691)	$0	$13,528	$26,896	$40,105	
4yrs	($33,529)	($22,244)	($11,068)	$0	$10,961	$21,816	$32,566	
3yrs	($25,343)	($16,833)	($8,385)	$0	$8,323	$16,585	$24,785	
2yrs	($17,020)	($11,318)	($5,645)	$0	$5,616	$11,204	$16,763	
1yrs	($8,569)	($5,705)	($2,849)	$0	$2,841	$5,675	$8,501	

docusign

Certificate Of Completion

Envelope Id: 9C561AD2-DF2C-8373-817C-D2A3862DF4B6		Status: Completed
Subject: Rate Conversion Agreement for Wild Animal Safari, Inc		
Template ID: CORR002		
Business/ Customer Name: Wild Animal Safari, Inc		
Source Envelope:		
Document Pages: 10	Signatures: 3	Envelope Originator:
Certificate Pages: 4	Initials: 0	SSB Assumable Rate Conversion Program
AutoNav: Enabled		1101 1st St.
EnvelopeId Stamping: Enabled		Winter Haven, 33880
Time Zone: (UTC-05:00) Eastern Time (US & Canada)		arc@southstatebank.com
		IP Address: 24.206.73.223

Record Tracking

Status: Original 9/8/2026 3:13:44 PM	Holder: SSB Assumable Rate Conversion Program arc@southstatebank.com	Location: DocuSign

Signer Events	Signature	Timestamp
Geoff Gannon geoff@parksamerica.com Security Level: Email, Account Authentication (None)	Signed by: Geoff Gannon ACC7E51187F24D0... Signature Adoption: Pre-selected Style Using IP Address: 2603:9000:69f0:e880:b0f7:f5ce:e5fe:9a82	Sent: 9/8/2026 3:13:46 PM Viewed: 9/8/2026 3:20:19 PM Signed: 9/8/2026 3:22:26 PM
Electronic Record and Signature Disclosure: Accepted: 9/8/2026 3:20:19 PM ID: 61ab56bd-c96d-4f98-9ec3-d635142f1a1b Company Name: South State Bank		
Ross Edmiston ross.edmiston@cenderabank.com Security Level: Email, Account Authentication (None)	Signed by: Ross Edmiston 457B839A52BF46B... Signature Adoption: Pre-selected Style Using IP Address: 71.138.16.241	Sent: 9/8/2026 3:13:46 PM Viewed: 9/8/2026 3:14:46 PM Signed: 9/8/2026 3:16:11 PM
Electronic Record and Signature Disclosure: Accepted: 9/8/2026 3:14:46 PM ID: 2cdd7872-7b1b-472a-9038-11ef62ab19a9 Company Name: South State Bank		
Ed Menjivar eamenjivar@southstatebank.com VP - Middle Office Manager SouthState Bank Security Level: Email, Account Authentication (None)	DocuSigned by: Ed Menjivar C71F915E777E44F... Signature Adoption: Pre-selected Style Using IP Address: 24.206.73.224	Sent: 9/8/2026 3:13:47 PM Viewed: 9/8/2026 3:26:00 PM Signed: 9/8/2026 3:26:19 PM
Electronic Record and Signature Disclosure: Accepted: 9/8/2026 3:26:00 PM ID: 8fb670b1-2e38-451c-a884-63acacdf2415 Company Name: South State Bank		

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp
Becky McGraw becky@parksamerica.com Aggieland Parks Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via Docusign	COPIED	Sent: 9/8/2026 3:13:48 PM Viewed: 9/8/2026 3:23:00 PM
John Adolph jadolph@winstead.com Shareholder Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via Docusign	COPIED	Sent: 9/8/2026 3:13:49 PM
Krystyna Alexander Krystyna.Alexander@CenderaBank.com Loan Administration Manager Cendera Bank, N.A. Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via Docusign	COPIED	Sent: 9/8/2026 3:13:48 PM
Nisar Salimi nisar.salimi@southstatebank.com SouthState Bank Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via Docusign	COPIED	Sent: 9/8/2026 3:13:44 PM Resent: 9/8/2026 3:13:50 PM
ARC arc@southstatebank.com SouthState Bank Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via Docusign	COPIED	Sent: 9/8/2026 3:13:45 PM Resent: 9/8/2026 3:26:26 PM Viewed: 9/8/2026 3:17:04 PM

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	9/8/2026 3:13:50 PM
Certified Delivered	Security Checked	9/8/2026 3:26:00 PM
Signing Complete	Security Checked	9/8/2026 3:26:19 PM
Completed	Security Checked	9/8/2026 3:26:19 PM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure

SouthState Corporation, SouthState Bank, N.A., and each entity's respective subsidiaries and affiliates (collectively, "we," "us," "Company" or "SouthState") uses the Docusign system to provide electronically certain written notices and/or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the Docusign system.

Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure ("ERSD"), please confirm your agreement by checking the box next to "I agree to use electronic records and signatures" before clicking "CONTINUE" within the Docusign system.

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Required Hardware and Software

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Acknowledging Your Access and Consent to Receive and Sign Documents Electronically

To confirm to us that you can access this information electronically, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access.

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- You can access and read this Electronic Record and Signature Disclosure; and
- You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and
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Updated 12/2025